EXHIBIT 23.1

REPORT AND CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Donegal Group Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333 89644, 333-174612, 333-201101, and 333-212723) on Form S-8 and registration statements (Nos. 333-59828 and 333-203746) on Form S-3 of Donegal Group Inc. of our reports dated March 9, 2018, with respect to the consolidated balance sheets of Donegal Group Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule as listed in the accompanying index to the consolidated financial statements and schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Donegal Group Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 9, 2018